As Adopted February 18, 2025

SOMNIGROUP INTERNATIONAL INC.

EIGHTH AMENDED AND RESTATED BY-LAWS

TABLE OF CONTENTS

Page

Article I.	General	- 1 -
1.1.	Offices	- 1 -
1.2.	Seal	- 1 -
1.3.	Fiscal Year	- 1 -
Article II.	Stockholders	- 1 -
2.1.	Place of Meetings	- 1 -
2.2.	Annual Meeting	- 1 -
2.3.	Quorum	- 1 -
2.4.	Right to Vote; Proxies	- 1 -
2.5.	Voting	- 2 -
2.6.	Notice of Annual Meetings	- 2 -
2.7.	Stockholders’ List	- 3 -
2.8.	Special Meetings	- 3 -
2.9.	Notice of Special Meetings	- 3 -
2.10.	Inspectors	- 3 -
2.11.	Stockholders’ Consent in Lieu of Meeting	- 4 -
2.12.	Procedures	- 4 -
2.13.	Proxy Access	- 8 -
Article III.	Directors	- 16 -
3.1.	Number of Directors	- 16 -
3.2.	Resignation	- 16 -
3.3.	Removal	- 16 -
3.4.	Place of Meetings and Books	- 16 -
3.5.	General Powers	- 16 -
3.6.	Committees	- 16 -
3.7.	Powers Denied to Committees	- 16 -
3.8.	Substitute Committee Member	- 17 -
3.9.	Compensation of Directors	- 17 -
3.10.	Regular Meetings	- 17 -
3.11.	Special Meetings	- 17 -
3.12.	Quorum	- 17 -
3.13.	Telephonic Participation in Meetings	- 17 -
3.14.	Action by Consent	- 18 -
Article IV.	Officers	- 18 -
4.1.	Selection; Statutory Officers	- 18 -

TABLE OF CONTENTS
(continued)
Page

4.2.	Time of Election	- 18 -
4.3.	Additional Officers	- 18 -
4.4.	Terms of Office	- 18 -
4.5.	Compensation of Officers	- 18 -
4.6.	Chairman of the Board	- 18 -
4.7.	President	- 18 -
4.8.	Vice-Presidents	- 18 -
4.9.	Treasurer	- 19 -
4.10.	Secretary	- 19 -
4.11.	Assistant Secretary	- 19 -
4.12.	Assistant Treasurer	- 19 -
4.13.	Subordinate Officers	- 19 -
Article V.	Stock	- 19 -
5.1.	Stock	- 19 -
5.2.	Fractional Share Interests	- 20 -
5.3.	Transfers of Stock	- 20 -
5.4.	Record Date	- 20 -
5.5.	Transfer Agent and Registrar	- 21 -
5.6.	Dividends	- 21 -
5.7.	Lost, Stolen, or Destroyed Certificates	- 21 -
5.8.	Inspection of Books	- 21 -
Article VI.	Miscellaneous Management Provisions	- 21 -
6.1.	Checks, Drafts, and Notes	- 21 -
6.2.	Notices	- 22 -
6.3.	Conflict of Interest	- 22 -
6.4.	Voting of Securities Owned by the Company	- 22 -
Article VII.	Indemnification	- 23 -
7.1.	Right to Indemnification	- 23 -
7.2.	Right of Indemnitee to Bring Suit	- 23 -
7.3.	Non-Exclusivity of Rights	- 24 -
7.4.	Insurance	- 24 -
7.5.	Indemnification of Employees and Agents of the Company	- 24 -
Article VIII.	Amendments	- 24 -
8.1.	Amendments	- 24 -

SOMNIGROUP INTERNATIONAL INC.
EIGHTH AMENDED AND RESTATED BY-LAWS
Article I.General.
1.1.    Offices. The registered office of Somnigroup International Inc. (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.Seal. The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.
1.2.    Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Company shall be the period from January 1 through December 31.
Article II.Stockholders.
2.1.    Place of Meetings. Each meeting of the stockholders shall be held only upon notice as hereinafter provided, at such place as the Board of Directors shall have determined and as shall be stated in the relevant notice of meeting.
2.2.    Annual Meeting. The annual meeting of stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting of stockholders the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election by ballot and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting of stockholders any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Company’s Amended and Restated Certificate of Incorporation (as amended and in effect from time to time, the “Charter”) or these by-laws.

2.3.    Quorum. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Charter or these by-laws. Whether or not there is such a quorum at any meeting, the chairman of the meeting, any other person entitled to preside or to act as secretary at such meeting or the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have the power to adjourn or postpone the meeting to any other time and from time to time, without notice other than announcement at the meeting or as may be required by law. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.4.    Right to Vote; Proxies. Subject to the provisions of the Charter, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the “DGCL”).
2.5.    Voting.
(a)Except as otherwise expressly provided for by statute, the Charter or these by-laws, at all meetings of stockholders in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or by means of remote communication or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders.

(b)Except as otherwise expressly provided for by statute, the Charter or these by-laws, at all meetings of stockholders with respect to the election of directors, directors shall be elected by the vote of the majority of the votes cast; provided, that, if as of the record date for any meeting the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected (a “contested election”), the directors, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with Section 3.1, shall be elected by a plurality of the votes of the shares present in person or by means of remote communication or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.5(b), the term “majority of the votes cast” means that the number of shares voted ‘for’ a director must exceed the number of shares voted ‘against’ that director, and for purposes of this calculation abstentions, “broker non-votes” and “withheld votes” will not count as votes cast. In an election that is not a contested election, if an incumbent director does not receive a majority of the votes cast for his or her election, as determined based upon the certified election results, the director shall continue to serve as a director but shall promptly tender his or her resignation to the Board of Directors for consideration by the Nominating and Corporate Governance Committee thereof. The Nominating and Corporate Governance Committee shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board of Directors the action to be taken with respect to such tendered resignation. The Board of Directors will determine whether to accept or reject such resignation, or what other action should be taken, within ninety days from the date of the certification of election results. Unless and until such resignation is accepted, that director will continue as a director until such director’s term of office otherwise ends in accordance with Section 3.1(b).
2.6.    Notice of Annual Meetings. Written notice of the annual meeting of stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Company at least ten days (and not more than sixty days) prior to the meeting. The Board of Directors may postpone any annual meeting of stockholders at its discretion, even after notice thereof has been mailed, for any reason or for no reason. It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the transfer agent, if any, the class of stock owned by such stockholder, such stockholder’s post-office address and to notify the Secretary or transfer agent, if any, of any change thereto. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at an annual meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice.

2.7.    Stockholders’ List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days before such meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal office of the Company. Said list shall be open to examination during the whole time of said meeting, at the place of said meeting or, if the meeting held is by remote communication, on a reasonably accessible electronic network. The information required to access such list shall be provided with the notice of the meeting.
2.8.    Special Meetings. Special meetings of stockholders for any purpose or purposes, unless otherwise provided by statute, may be called only by the Chairman of the Board of Directors, the President or a majority of the Board of Directors. Any such person or persons may postpone, reschedule or cancel any special meeting of stockholders at its or their discretion, for any reason or for no reason, even after notice thereof has been mailed.
2.9.    Notice of Special Meetings. Written notice of a special meeting of stockholders stating the time, the place, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the object thereof, shall be sent not less than ten nor more than sixty days before such meeting, to each stockholder entitled to vote thereat, either in paper form or electronic form pursuant to each stockholder’s instructions on record with the Company. No business may be transacted at such meeting except that referred to in said notice or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a special meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice.
2.10.    Inspectors.
(a)One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

(b)At any time at which the Company has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the DGCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph (a) of this Section 2.10.
2.11.    Stockholders’ Consent in Lieu of Meeting. Unless otherwise provided in the Charter, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken only at such a meeting and not by written consent of stockholders.
2.12.    Procedures.
(a)Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Section 2.12(a), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.12(a), or (iv) by any stockholder who meets the requirements of and complies with all of the procedures set forth in Section 2.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. In addition to any other applicable requirements, such nominations made pursuant to clause (iii) in the preceding sentence of this Section 2.12(a) shall be made pursuant to the timely notice requirements as provided by this Section 2.12(a), and nominations made pursuant to clause (iv) of the preceding sentence of this Section 2.12(a) shall be made pursuant to the requirements and procedures set forth in Section 2.13. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty days nor more than one hundred fifty days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than thirty days prior to such anniversary date or delayed more than sixty days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of (i) sixty days prior to the date of the meeting or (ii) the tenth day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than ninety days prior to such meeting and not later than the later of (i) sixty days prior to such meeting or (ii) ten days following the date on which public announcement of the date of such meeting is first made by the Company. Such stockholder’s notice shall set forth or include:

(i)as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (2) a description of all agreements, arrangements or understandings between the stockholder or any Stockholder Associated Person (defined below) on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations, (3) a completed and duly executed written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be provided by the Secretary upon written request), and (4) a written representation and agreement that such potential nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or director that has not been disclosed to the Company, (iii) will comply, if elected, with all Company policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, (iv) that he or she intends to serve as a director for the full term which directors serve pursuant to Section 3.1(b), and (v) if elected as a director of the Company, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would stand for re-election and upon acceptance of such resignation by the Board of Directors; and
(ii)as to the stockholder giving the notice:
(1)the name and address, as they appear on the Company’s books, of such stockholder and any Stockholder Associated Person covered by clause (2) below,

(2)(A) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (B) any Derivative Positions (defined below) held or beneficially held by the stockholder or any Stockholder Associated Person, (C) any rights to dividends of the Company that are separated or separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (D) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (E) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities and (F) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person if the effect or intent of any of the foregoing is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities
(3)any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has the right to vote, directly or indirectly, any security of the Company,
(4)a completed and duly executed written questionnaire with respect to the background of the nominating stockholder, Stockholder Associated Person and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request),
(5)a representation that the stockholder is entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such nomination,
(6)any other information relating to such stockholder or Stockholder Associated Person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Regulation 14(a) of the Exchange Act,

(7)an undertaking by such stockholder to notify the Company in writing in the event that any information previously provided to the Company by the stockholder or nominee pursuant to such stockholder’s nomination of a person for election to the Board of Directors in accordance with this Section 2.12 is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), and to provide the information that is required to make such information true, correct, complete and not misleading, and to ensure that any such update shall be delivered to the Secretary of the Company not later than five days following such record date and not later than ten days prior to the date for the meeting or any adjournment or postponement thereof, and thereafter by written notice so given and received within two business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date); it being understood that providing any such notification shall not be deemed to cure any defect.
The Company may request any additional information (a) as may be reasonably necessary to permit the Board of Directors or any committee thereof to determine if each person nominated by a stockholder in accordance with the procedures set forth in this Section 2.12 for election as a director is independent under the listing standards of the principal U.S. exchange upon which the Company’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors and otherwise to determine the eligibility of each such nominee to serve as a director of the Company, or (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each such nominee.
At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall promptly, but in any event within five business days of such request, (i) furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee pursuant to this Section 2.12 and (ii) furnish all completed and signed questionnaires with respect to the background and qualifications of such person required of the Company’s directors and officers.
No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.12(a) or Section 2.13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws and if the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.12(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12(a).

“Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder or (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
“Derivative Position” means any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise.
(b)    Notice of Business. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving of the notice provided for in this Section 2.12(b) who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12(b). For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty days nor more than one hundred fifty days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than thirty days prior to such anniversary date or delayed more than sixty days after such anniversary date then to be timely such notice must be received by the Company no later than the later of (i) sixty days prior to the date of the meeting or (ii) the tenth day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than ninety days prior to such meeting and not later than the later of (i) sixty days prior to such meeting or (ii) ten days following the date on which public announcement of the date of such meeting is first made by the Company. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:
(i)the information required to be disclosed in solicitations of proxies with respect to the matter pursuant to Regulation 14A of the Exchange Act;
(ii)a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(iii)the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any Stockholder Associated Person covered by clauses (iv) and (v) below;

(iv)(1) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (2) any Derivative Positions held or beneficially held by the stockholder or any Stockholder Associated Person, (3) any rights to dividends of the Company that are separated or separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (4) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (5) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities and (6) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities; and
(v)any material interest of the stockholder or any Stockholder Associated Person in such business, including all arrangements, agreements and understandings with the stockholder or Stockholder Associated Person in connection with the proposed business,
(vi)a completed and duly executed written questionnaire with respect to the background of the nominating stockholder, Stockholder Associated Person and any other person or entity on whose behalf, directly or indirectly, the proposal is being made (which questionnaire shall be provided by the Secretary upon written request),
(vii)a representation that the stockholder is entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business,
(viii)an undertaking by such stockholder to notify the Company in writing in the event that any information previously provided to the Company by the stockholder pursuant to such proposal is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), and to provide the information that is required to make such information true, correct, complete and not misleading, and to ensure that any such update shall be delivered to the Secretary of the Company not later than five days following such record date and not later than ten days prior to the date for the meeting or any adjournment or postponement thereof, and thereafter by written notice so given and received within two business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date); it being understood that providing any such notification shall not be deemed to cure any defect.

Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at a stockholder meeting except as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12(b). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the by-laws and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12(b), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12(b).
2.13.    Proxy Access.
(a)    Inclusion of Nominee in Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2019 annual meeting of stockholders), subject to the provisions of this Section 2.13, the Company shall include in its proxy materials for such annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or a committee appointed by the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder, or by a group of no more than twenty stockholders, that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures set forth in this Section 2.13 (an “Eligible Stockholder,” which shall include an eligible stockholder group), and that expressly elects at the time of providing the notice required by this Section 2.13 (the “Nomination Notice”) to have its nominee included in the Company’s proxy materials for such annual meeting of stockholders pursuant to this Section 2.13.
(b)    Required Information. For purposes of this Section 2.13, the “Required Information” that the Company will include in its proxy materials is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company’s proxy statement by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below).

(c)    Delivery of Nomination Notice. To be timely, a stockholder’s Nomination Notice must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than one hundred twenty days nor more than one hundred fifty days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than thirty days prior to such anniversary date or delayed more than sixty days after such anniversary date or if no annual meeting of stockholders was held in the preceding year, then to be timely such Nominating Notice must be received by the Company no later than the later of sixty days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. In no event shall any adjournment or postponement of an annual meeting of stockholders or any public announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.
(d)    Maximum Number of Stockholder Nominees.
(i)The maximum aggregate number of Stockholder Nominees nominated by Eligible Stockholders that will be included in the Company’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.13, or if such amount is not a whole number, the closest whole number below twenty percent; provided, however, that this number shall be reduced by (1) any Stockholder Nominee whose name was submitted by an Eligible Stockholder for inclusion in the Company’s proxy materials pursuant to this Section 2.13 but either is subsequently withdrawn or that the Board of Directors decides to nominate for election; (2) the number of incumbent directors who were Stockholder Nominees at any of the preceding two annual meetings of stockholders (including any individual covered under clause (1) above) and whose election at the upcoming annual meeting of stockholders is being recommended by the Board of Directors; and (3) the number of directors in office or director nominees that in either case will be included in the Company’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Company) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Company). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 2.13(c) above but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced.

(ii)Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 2.13 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Company’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the maximum number of nominees provided for pursuant to subsection (d)(i) above, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.13 of each Eligible Stockholder will be selected for inclusion in the Company’s proxy materials until the maximum number is reached, going in order by the number (largest to smallest) of shares of common stock of the Company each Eligible Stockholder disclosed as Owned (as defined below) in its respective Nomination Notice submitted to the Company pursuant to this Section 2.13. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.13 of each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached.

(e)    Ownership. For purposes of this Section 2.13, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of common stock of the Company as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purpose, or purchased by such stockholder or any of its affiliates subject to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Company, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than 5 business days’ notice and includes with the Nomination Notice an agreement that it (A) will promptly recall such loaned shares upon being notified by the Company that any of its Stockholder Nominees will be included in the Company’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting of stockholders; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Company are “Owned” for purposes of this Section 2.13 shall be determined by the Board of Directors or any committee thereof in the Board’s or such committee’s (as applicable) sole discretion. For purposes of this Section 2.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

(f)    Eligible Stockholder. In order to make a nomination pursuant to this Section 2.13, an Eligible Stockholder must have Owned (as defined above) continuously for at least three years at least the number of shares of common stock of the Company that shall constitute three percent or more of the voting power of the outstanding common stock of the Company calculated as of the most recent date for which such amount is given in any filing by the Company with the Securities and Exchange Commission prior to the submission of the Nomination Notice (the “Required Shares”) and continued to hold the Required Shares as of (i) the date on which the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Company in accordance with this Section 2.13, (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders, and (iii) the date of the annual meeting of stockholders. For the purposes of this Section 2.13, two or more funds or trusts that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one stockholder or beneficial owner.
No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.13. If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 2.13, (i) all shares held by each stockholder constituting their contribution to the foregoing three percent threshold must have been held by that stockholder continuously for at least three years and through the date of the annual meeting of stockholders, and evidence of such continuous Ownership shall be provided as specified in subsection 2.13(g) below, (ii) each provision in this Section 2.13 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (iii) a breach of any obligation, agreement or representation under this Section 2.13 by any member of such group shall be deemed a breach by the Eligible Stockholder.
(g)    Information to be Provided by Eligible Stockholder. Within the time period specified in this Section 2.13 for providing the Nomination Notice, an Eligible Stockholder making a nomination pursuant to this Section 2.13 must provide the following information in writing to the Secretary of the Company at the principal executive offices of the Company:

(i)one or more written statements from the Eligible Stockholder (and from each other record holder of the shares and intermediary through which the shares are or have been held during the requisite 3-year holding period) specifying, as of a date within seven days prior to the date of the Nomination Notice, the number of shares of common stock of the Company that the Eligible Stockholder Owns, and has continuously Owned for three years preceding such date, and the Eligible Stockholder’s agreement to provide, within five business days after the later of the record date for the annual meeting of stockholders and the date on which the record date is first publicly disclosed by the Company, written statements from the Eligible Stockholder, record holder and intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date, provided that statements meeting the requirements of Schedule 14N will be deemed to fulfill this requirement;
(ii)the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.12;
(iii)a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Stockholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;
(iv)the details of any relationship that existed within the past 3 years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of Schedule 14N;
(v)a representation and undertaking (1) that the Eligible Stockholder (A) did not acquire, and is not holding, securities of the Company for the purpose or with the effect of influencing or changing control of the Company; (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated by it pursuant to this Section 2.13, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Company, and (E) will Own the Required Shares through the date of the annual meeting of stockholders; and (2) that the facts, statements and other information in all communications with the Company and its stockholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Company and to act on behalf of all such members with respect to the nomination and all matters related thereto, including any withdrawal of the nomination and the acceptance by such group member of such designation;
(vii)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company, (B) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 2.13 and (C) comply with all other laws, rules and regulations applicable to any actions taken pursuant to this Section 2.13, including the nomination and any solicitation in connection with the annual meeting of stockholders; and
(viii)in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation from the Qualifying Fund reasonably satisfactory to the Board of Directors that demonstrates that it meets the requirements of a Qualifying Fund set forth in Section 2.13(f) above.
(h)    Supporting Statement. The Eligible Stockholder may provide to the Secretary of the Company, at the time the information required by this Section 2.13 is provided, a written statement in respect of each Stockholder Nominee nominated by such Eligible Stockholder pursuant to this Section 2.13 for inclusion in the Company’s proxy statement for the annual meeting of stockholders, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Supporting Statement”). Notwithstanding anything to the contrary contained in this Section 2.13, the Company may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard. Nothing in this Section 2.13 shall limit the Company’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(i)    Representations and Agreement of the Stockholder Nominee. Within the time period specified in this Section 2.13 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary of the Company a written representation and agreement that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee or director that has not been disclosed to the Company, (iii) will comply, if elected, with all Company policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, and (iv) that he or she intends to serve as a director for the full term which directors serve pursuant to Section 3.1(b). At the request of the Company, the Stockholder Nominee must promptly, but in any event within five business days of such request, submit all completed and signed questionnaires required of the Company’s directors and officers. The Company may request such additional information (a) as may be reasonably necessary to permit the Board of Directors or any committee thereof to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Company’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Stockholder Nominee to serve as a director of the Company, or (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each Stockholder Nominee.

(j)    True, Correct and Complete Information. In the event that any information or communications provided by any Eligible Stockholder or Stockholder Nominee to the Company or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Company and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Company’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.13. In addition, any person providing any information to the Company pursuant to this Section 2.13 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting of stockholders and as of the date that is 10 business days prior to the annual meeting of stockholders or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not later than five business days after the later of the record date for the annual meeting of stockholders and the date on which the record date is first publicly disclosed by the Company (in the case of any update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting of stockholders or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 10 business days prior to the meeting).
(k)    Limitation on Stockholder Nominees. Any Stockholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (ii) does not receive at least fifteen percent of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.13 for the next two annual meetings of stockholders.

(l)    Exceptions. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to include, pursuant to this Section 2.13, any Stockholder Nominee in its proxy materials for any meeting of stockholders (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (ii) if the Company receives notice pursuant to Section 2.12 that any stockholder intends to nominate any nominee for election to the Board of Directors at such meeting, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors or any committee thereof in the Board’s or such committee’s (as applicable) sole discretion, (iv) whose nomination or election as a member of the Board of Directors would cause the Company to be in violation of these by-laws, the Charter, the Company’s Corporate Governance Guidelines, the rules and listing standards of the principal exchanges upon which the Company’s shares of common stock are listed or traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.13, or (x) if the applicable Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not satisfying the eligibility requirements of this Section 2.13, including because it does not Own the Required Shares at the time of delivering the Nomination Notice or through the date of the applicable annual meeting of stockholders.

(m)    Disqualifications. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee is included in the Company’s proxy materials for any annual meeting of stockholders but subsequently is determined not to satisfy the eligibility requirements of this Section 2.13 or any other provision of these by-laws, the Charter, the Company’s Corporate Governance Guidelines or other applicable regulation at any time before such annual meeting, (ii) a Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its obligations, agreements or representations, or fails to comply with its or their obligations pursuant to this Section 2.13, (iii) a Stockholder Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the Company’s proxy materials pursuant to this Section 2.13 or unavailable for election at the applicable annual meeting of stockholders, or (iv) the applicable Eligible Stockholder is not, or ceases to be, an Eligible Stockholder for any reason, including but not limited to not satisfying the eligibility requirements of this Section 2.13, including because it does not Own the Required Shares at the time of delivering the Nomination Notice or through the date of the applicable annual meeting of stockholders, in each case as determined by the Board of Directors, any committee thereof or the person presiding at the annual meeting of stockholders, (x) the Company may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the applicable annual meeting of stockholders, (y) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the person presiding at the applicable annual meeting of stockholders shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.13, such nomination shall be declared invalid and disregarded as provided in clause (z) above.
(n)    Filing Obligation. The Eligible Stockholder (including any person who Owns shares of common stock of the Company that constitute part of the Eligible Stockholder’s Ownership for purposes of satisfying Section 2.13(e) hereof) shall file with the Securities and Exchange Commission any solicitation materials with the Company’s stockholders relating to the annual meeting of stockholders at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation materials under Regulation 14A of the Exchange Act.

Article III.Directors.
3.1.    Number of Directors.
(a)Except as otherwise provided by law, the Charter or these by-laws, the property and business of the Company shall be managed by or under the direction of a board of directors. Directors need not be stockholders, residents of Delaware or citizens of the United States.
(b)The number of directors constituting the entire Board of Directors shall be as determined by the Board of Directors from time to time. Members of the Board of Directors shall hold office until the annual meeting of stockholders at which their respective successors are elected and qualified or until their earlier death, incapacity, resignation or removal. Except as the DGCL or Charter may otherwise require, any vacancies in the Board of Directors, including unfilled vacancies resulting from death, resignation, disqualification, removal or otherwise, may be filled by the vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director, as circumstances warrant. A successor or successors so elected shall hold office for the unexpired term.
3.2.    Resignation. Any director of the Company may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, if any, the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein or at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
3.3.    Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at the annual meeting of stockholders or a special meeting of stockholders called for the purpose of the election and/or removal of directors.
3.4.    Place of Meetings and Books. The Board of Directors may hold meetings and keep the books of the Company inside or outside the State of Delaware at such places as the directors may from time to time determine in accordance with these by-laws.
3.5.    General Powers. In addition to the powers and authority expressly conferred upon them by these by-laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Charter or by these by-laws directed or required to be exercised or done by the stockholders.

3.6.    Committees. The Board of Directors may designate one or more committees. Such committee or committees shall consist of one or more directors of the Company, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by the DGCL and shall have power to authorize the seal of the Company to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
3.7.    Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority (i) to approve, adopt or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to the stockholders for approval, (ii) to adopt, amend or repeal these by-laws, or (iii) to take any action or assume any authority otherwise prohibited by applicable law (including the rules and regulations of any stock exchange applicable to the Company).
3.8.    Substitute Committee Member. To the extent provided in the resolution or resolutions designating such a committee, in the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.
3.9.    Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board of Directors and may delegate this authority to one or more committees. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.10.    Notice of Meetings. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Special meetings of the board may be called by the Chairman of the Board, if any, or the President, on forty-eight hours’ notice to each director or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of two or more directors. Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.
3.11.    [Reserved]
3.12.    Quorum. At all meetings of the Board of Directors, a majority of the Board of Directors, but not less than one-third of the number of directors constituting the entire Board of Directors as determined from time to time in accordance with Section 3.1(b), shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, by the Charter or by these by-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.
3.13.    Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
3.14.    Action by Consent. Unless otherwise restricted by the Charter or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and such consent is filed in paper form with the minutes of proceedings of the Board of Directors or committee.

Article IV.Officers.
4.1.    Selection; Statutory Officers. The officers of the Company shall be chosen by the Board of Directors. There shall be a President, a Secretary, a Treasurer and a Chairman of the Board of Directors, and there may be one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously.
4.2.    Time of Election. The officers named above shall be chosen by the Board of Directors not later than the later of (i) its first meeting after each annual meeting of stockholders and (ii) ten days after such annual meeting of stockholders. None of said officers need be a director.
4.3.    Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
4.4.    Terms of Office. Each officer of the Company shall hold office until his or her successor is chosen and qualified or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time for any reason by the Board of Directors in its sole discretion.
4.5.    Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.
4.6.    Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of stockholders and directors and shall have such other duties as may be assigned to him or her from time to time by the Board of Directors.
4.7.    President. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Company. Unless there is a Chairman of the Board, the President shall preside at all meetings of stockholders and directors. Under the supervision of the Board of Directors, the President shall have the general control and management of the Company’s business and affairs subject, however, to the right of the Board of Directors to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Company. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him or her from time to time by the Board of Directors.

4.8.    Vice Presidents. The Vice Presidents shall perform such of the duties of the President on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the President. The Board of Directors may designate one or more of the Vice Presidents as an Executive Vice President and may designate one or more of the Vice Presidents as a Senior Vice President and, in the absence or inability of the President to act, such Executive Vice President(s) and/or Senior Vice-President(s) shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.
4.9.    Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his or her hands as Treasurer and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate. The Treasurer may also endorse all commercial documents requiring endorsements for or on behalf of the Company. The Treasurer may sign all receipts and vouchers for the payments made to the Company. The Treasurer shall render an account of his or her transactions to the Board of Directors as often as the Board of Directors or the committee shall require the same. The Treasurer shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him or her on account of the Company. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. The Treasurer shall, when requested pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his or her duties, the expense of which bond shall be borne by the Company.
4.10.    Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders. He or she shall also attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, the Secretary shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.
4.11.    Assistant Secretary. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company. Any Assistant Secretary upon his or her appointment shall perform such duties of the Secretary as designated by the Secretary and also any and all such other duties as the Board of Directors, President, Executive Vice President(s) or Senior Vice President(s) may designate.

4.12.    Assistant Treasurer. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Treasurers of the Company. Any Assistant Treasurer upon his or her appointment shall perform such duties of the Treasurer as designated by the Treasurer and also any and all such other duties as the Board of Directors, President, Executive Vice President(s), Senior Vice President(s) or Secretary may designate.
4.13.    Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.
Article V.Stock.
5.1.    Stock. Shares of the Company’s stock may be certificated or uncertificated and shall be entered in the books of the Company and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Company owned by the stockholder. Any certificate issued to a stockholder of the Company shall be numbered and shall certify the holder’s name and number and class of shares and shall be signed by any two authorized officers of the Company. Any or all of the signatures on the certificate may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Company.
5.2.    Fractional Share Interests. The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued (i) subject to the condition that they shall become void if not exchanged for certificates representing full shares before a specified date (ii) subject to the condition that the shares for which such scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants or (iii) subject to any other conditions that the Board of Directors may impose.

5.3.    Transfers of Stock. Subject to any transfer restrictions then in force, upon the surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, such certificate for shares shall be cancelled, issuance of the equivalent of uncertificated or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Company.
Subject to any transfer restrictions then in force, upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, with such proof of authenticity of signature as the Company or its transfer agent or registrar may reasonably require, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Company.
The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.
5.4.    Record Date. For the purpose of determining the stockholders (i) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) entitled to receive payment of any dividend or other distribution or the allotment of any rights or (iii) entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
5.5.    Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.
5.6.    Dividends.
(a)Power to Declare. Dividends upon the capital stock of the Company, subject to the provisions of the Charter, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Charter and the laws of Delaware.

(b)Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.
5.7.    Lost, Stolen or Destroyed Certificates. No certificates for shares of stock or uncertificated shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe. Upon production of any required evidence and indemnification, the Company may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed.
5.8.    Inspection of Books. The stockholders of the Company, by an affirmative vote of stockholders holding a majority of the shares present (either in person, by means of remote communications or represented by proxy) at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors, shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them shall be open to inspection of stockholders. No stockholder shall have any right to inspect any account, book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.
Article VI.Miscellaneous Management Provisions.
6.1.    Checks, Drafts and Notes. All checks, drafts or orders for the payment of money, and all notes and acceptances of the Company, shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.

6.2.2    Notices.
(a)Notices to directors may, and notices to stockholders shall, be in writing and (i) delivered personally, (ii) mailed to the directors or stockholders at their addresses appearing on the books of the Company or (iii) delivered by a form of electronic transmission which is consented to by the stockholder or the director to whom the notice is given. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice by electronic transmission shall be deemed to be given (i) if by facsimile telecommunication, when directed to a number at which the stockholder or the director has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice, (iii) if by a posting on an electronic network together with a separate notice to the stockholder or the director of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice or (iv) if by any other form of electronic transmission, when directed to the stockholder or the director. Notice to directors may also be given orally, by telephone or in person.
(b)Whenever any notice is required to be given under the provisions of any applicable statute, the Charter or these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, or waiver of notice by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
6.3.    Conflict of Interest. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in a meeting of the Board of Directors or the committee thereof that authorized the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors be less than a quorum, (ii) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes such a contract or transaction.

6.4.    Voting of Securities Owned by the Company. Subject to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by either the President or the Chief Financial Officer of the Company if he or she is present at such meeting or, in their absence, by the Treasurer of the Company if he or she is present at such meeting and (ii) whenever, in the judgment of the President or the Chief Financial Officer, it is desirable for the Company to execute a proxy or written consent with respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President or the Chief Financial Officer without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer; provided, that if the President and the Chief Financial Officer are unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner stated in this Section 6.4 as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities could be voted by the Company.
Article VII.Indemnification.

7.1.    Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (any such event, a “Proceeding”) by reason of being or having been a director or officer of the Company or serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such person, an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses requested by an Indemnitee hereunder shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

7.2.    Right of Indemnitee to Bring Suit. If a claim under Section 7.1 is not paid in full by the Company within sixty days after a written claim is received by the Company (except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days), the Indemnitee may at any time thereafter bring suit against the Company to recover any unpaid amount of the claim. If successful in whole or in part in any such suit, the Indemnitee shall be entitled to be paid the expense of prosecuting such suit. Further, if an Indemnitee is successful in defending a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall similarly be entitled to be paid the expense of defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. In addition, in any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law nor an actual determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct shall (i) create a presumption that the Indemnitee has not met the applicable standard of conduct or (ii) in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder or in any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled either to be indemnified or to such Advancement of Expenses (under this Article VII or otherwise) shall be on the Company.
7.3.    Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Charter, any agreement, a vote of stockholders or disinterested directors or otherwise.
7.4.    Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article VII or under the Delaware Law.
7.5.    Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

Article VIII.Amendments.
8.1.    Amendments. Subject to any limitations imposed by the Charter, these by-laws may be altered, amended or repealed, or new by-laws may be adopted, only by (i) the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Company; provided, that the affirmative vote of the holders of at least sixty-seven percent of the outstanding voting stock of the Company shall be required for any such alteration, amendment, repeal, or adoption that would affect or be inconsistent with the provisions of Sections 2.11, 2.12 or 3.1, Article VII and this Section 8.1 (in each case, in addition to any separate class vote that may be required pursuant to the terms of any then outstanding preferred stock of the Company) or (ii) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the entire Board of Directors.
_______________________
34